Exhibit 10.23
LIVEPERSON, INC.
2018 INDUCEMENT PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

LivePerson, Inc., a Delaware corporation (the “Company”), hereby grants to the person named below (the “Participant”) Restricted Stock Units (“RSUs”) as an inducement for the Participant to become an employee of the Company, subject to all of the terms, definitions and provisions of this Restricted Stock Unit Award Agreement (this “RSU Agreement”) and the Amended and Restated LivePerson, Inc. 2018 Inducement Plan, as may be amended from time to time (the “Plan”), which is incorporated herein by reference.

Participant Name:                Anthony J. Sabino

Grant Date:    March 15, 2024

Number of Restricted Stock Units:     2,580,645

    Unless otherwise defined in this RSU Agreement, the terms used in this RSU Agreement shall have the meanings defined in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this RSU Agreement, the terms and conditions of this RSU Agreement will prevail.

    For purposes of this RSU Agreement, “Company” or “LivePerson” shall include LivePerson, Inc. and any other affiliated entity to which the Participant provides services; provided, that such entity’s prospective employees are generally eligible to receive awards of RSUs pursuant to the Plan.

1.Vesting Schedule. 25% of the RSUs will vest and become payable on the first anniversary of the Grant Date, and 6.25% of the RSUs will vest and become payable in equal quarterly installments thereafter, so that 100% of the RSUs will be fully vested on the fourth anniversary of the Grant Date. The RSUs will not vest in accordance with this Section 1 unless the Participant has continuously and actively remained, at all times since the Grant Date, an employee of the Company (an “Eligible Participant”). For purposes of this RSU Agreement and participation in the Plan, termination as an Eligible Participant will be deemed to be as of the date that the Participant is no longer actively employed by the Company and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law unless otherwise determined by the Board in its sole discretion. Notwithstanding the foregoing, the Board shall have the sole discretion to determine when the Participant is no longer employed by the Company for purposes of the RSUs granted pursuant to this RSU Agreement (this “Award”) and the Participant’s participation in the Plan.
2.Company’s Obligation. Each RSU represents the right to receive one share of the Common Stock (a “Share”), on or after the date such RSU vests. Unless and until the RSUs have vested in the manner set forth in Section 1 above, the Participant will have no right to receive any Shares. Prior to actual payment of any Shares, such RSU will represent an unsecured obligation of the Company. Subject to the Participant satisfying any applicable tax, withholding or other obligations as set forth in Section 6 below, vested RSUs will be settled and paid by the Company to the Participant (or in the event of the Participant’s death, his estate) in whole Shares within five business days following the date such RSUs vest; provided, that if no days within such five-business-day period are within a “trading window” applicable to the Participant, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, payment to the Participant will be made in Shares within five business days following the opening of the next trading window following the applicable vesting date or on such earlier date (following the vesting date), as determined by the Company in accordance with the Company’s equity plan administration practices and applicable law; provided, further, that in no event will such payment be delayed past the fifteenth day of the third month of the calendar year following the applicable vesting date.
3.Termination as an Eligible Participant. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided below, the vesting of the RSUs will immediately cease and the balance of the RSUs that have not vested as of such termination and do not vest as a result of such termination will be immediately forfeited without consideration. In the event the Participant’s employment with the Company is terminated (i)(A) by the Company other than for “Cause” or (B) by the Participant for “Good Reason,” in either case, during a “Change in Control Window” and (ii) where the termination is not a result of the Participant’s death or “Disability” (as such terms are defined in the Employment Agreement by and between the Company and the Participant, dated as of December 27, 2023 (the “Employment Agreement”)), 100% of any outstanding RSUs granted pursuant to this Award will vest, subject to the conditions set forth in Section 3.2(c) of the Employment Agreement. Notwithstanding anything to the contrary in this RSU Agreement, (y)  if the consummation of a “Change in Control” occurs prior to the date that is three months following the “Effective Date,” no more than 50% of the RSUs granted pursuant to this Award will vest and (z) any RSUs that vest pursuant to this Section 3 will be settled within 15 days of the later of the Participant’s “Termination Date” and the consummation of the “Change in Control” (as such terms are defined in the Employment Agreement).
4.Inappropriate Activity. If at any time, the Participant violates Section 4 of the Employment Agreement, any restrictive covenant provisions contained in any other employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, this Award shall terminate in its entirety immediately upon such violation.

5.Leave of Absence. Except for any unpaid leave that is required by, or approved pursuant to, any statute, regulation or applicable law and except as otherwise required by applicable law, regulation or rule, the vesting schedule in effect under Section 1 above shall be frozen as of the first day of any unpaid authorized leave, and the RSUs shall not become vested for any additional installments during the period the Participant remains on such unpaid leave.  For any paid authorized leave, or any unpaid leave that is required by, or approved pursuant to, any statute, regulation or applicable law or where vesting is otherwise required by applicable law, regulation or rule, the vesting schedule in effect under Section 1 above shall continue during the period the Participant remains on such leave.  For the avoidance of doubt, any unpaid vacation will not be treated as any type of leave for purposes of this RSU Agreement.
6.Tax Obligations. As a condition to the grant, vesting, and settlement of the RSUs, the Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or required deductions or payments legally applicable to him and related to the receipt, vesting or settlement of (or otherwise in relation to) the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs, or the participation in the Plan (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges and agrees that the Participant is solely responsible for filing all relevant documentation that may be required in relation to the RSUs or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company pursuant to applicable laws, regulations or rules), such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or settlement of the RSUs, the issuance of the Shares allocated to the RSUs, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends or dividend equivalents.

The Participant further acknowledges that the Company and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Participant also understands that applicable law, regulations or rules may require varying RSU or Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of the Participant under applicable laws, regulations or rules.
Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their tax and/or withholding obligations with regard to all Tax-Related Items by (a) withholding from the Participant’s wages or other compensation paid to the Participant by the Company or the Employer, (b) withholding from proceeds of the sale of Shares acquired pursuant to the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent, (c) withholding Shares that would otherwise be issued upon settlement of the RSUs, or (d) such other method as determined by the Company or the Employer to be in compliance with applicable laws, regulations or rules.
Depending on the method of satisfying the tax and/or withholding obligations with regard to the Tax-Related Items, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable tax or withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld or over-paid amount in cash and will have no entitlement to the Share equivalent.

7.Rights as Stockholder. Until the issuance of the Shares subject to this Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to this Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8 below and Section 9 of the Plan.
8.Dividend Equivalents. If the Company declares a dividend on its Common Stock, the Participant will be entitled to receive a Dividend Equivalent payment equal to (i) the amount of such dividend declared and paid with respect to one Share, multiplied by (ii) the number of RSUs subject to this RSU Agreement, if any, that are outstanding on the applicable dividend record date with respect to such dividend payment date. Dividend Equivalents will not be credited with interest. Dividend Equivalents with respect to outstanding RSUs subject to this RSU Agreement shall be paid in the same form that dividends are paid on the Shares and shall be paid on the date on which the Company issues the Shares underlying such RSUs in accordance with this RSU Agreement. The Board may prospectively change the method of crediting Dividend Equivalents as it, in its sole discretion, determines appropriate from time to time provided that such change does not have a material adverse tax effect on the Participant.
9.No Guarantee of Continued Employment or Grants. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RSUS PURSUANT TO THE VESTING SCHEDULE SET FORTH IN SECTION 1 HEREIN IS SUBJECT TO THE PARTICIPANT’S CONTINUED EMPLOYMENT WITH THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RSUS OR ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RSU AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN SECTION 1 HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE THE PARTICIPANT’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LAWS).

The Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs even if RSUs have been granted repeatedly in the past; (c) all decisions with respect to future awards of RSUs, if any, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the RSUs and the Shares subject to the RSUs are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of the Participant’s employment contract, if any; (f) the RSUs and the Shares subject to this Award are not intended to replace any pension rights or compensation; and (g) the RSUs and the Shares subject to this Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.

10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the Shares underlying this Award. The Participant is hereby advised to consult with his own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
11.Address for Notices. Any notice to be given to the Company under the terms of this RSU Agreement will be addressed to the Company, in care of its Secretary at LivePerson, Inc., 530 7th Ave, New York, New York 10018, or at such other address as the Company may hereafter designate in writing.
12.Non-Transferability of Restricted Stock Units. The RSUs shall not be transferable other than by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.
13.Binding Agreement. Subject to the limitation on the transferability of the grant contained herein, the RSUs granted pursuant hereto, as evidenced by this RSU Agreement and the Plan, will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
14.Additional Conditions to Issuance of Shares. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant of this Award or the issuance of Shares to the Participant (or his estate), such grant or issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the grant of this Award or the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer the grant of this Award or the delivery until the earliest date at which the Company reasonably anticipates that the grant of this Award or the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority. The Company shall not be obligated to treat this Award as outstanding or issue any Shares pursuant to this Award at any time if the grant of this Award or the issuance of Shares pursuant to this Award violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.
Furthermore, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, the Participant understands that the laws of the country in which he is resident at the time of grant or vesting of this Award or the holding or disposition of Shares or receipt of dividends (or dividend equivalents), if any (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters), may restrict or prevent the grant of this Award or the issuance of Shares or may subject the Participant to additional procedural or regulatory requirements he is solely responsible for and will have to independently fulfill in relation to this Award or the Shares.

15.Board Authority. The Board will have the power to interpret the Plan and this RSU Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this RSU Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Board will be final and binding upon the Participant, the Company and all other interested persons. No member of the Board will be personally liable for any action, determination or interpretation with respect to the Plan or this RSU Agreement.
16.Electronic Delivery and Language. The Company may, in its sole discretion, decide to deliver any documents related to this Award, any future restricted stock units or other equity awards granted by the Company, whether under the Plan or otherwise, or any other Company securities by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this RSU Agreement.
18.Agreement Severable. In the event that any provision in this RSU Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this RSU Agreement.
19.Entire Agreement. This RSU Agreement, the Employment Agreement and the Plan constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he is not accepting this RSU Agreement in reliance on any promises, representations, or inducements other than those contained herein.
20.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this RSU Agreement by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing The Participant’s participation in the Plan. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan or to realize benefits from this Award. The Participant understands that the Company and its affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any affiliate, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). The Participant understands that Personal Data may be transferred to any affiliates or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.
21.Amendment, Suspension or Termination of the Plan. By accepting this Award, pursuant to the terms of this RSU Agreement, the Participant expressly warrants that he has received an award under the Plan, and has received, read and understood the Plan. The

Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
22.Choice of Law and Forum. This RSU Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws. For purposes of resolving any dispute that may arise directly or indirectly from this RSU Agreement, the parties hereby agree that any such dispute that cannot be resolved by the parties be submitted to the exclusive jurisdiction of the state courts of New York or the federal courts for the United States for the Southern District of New York.
By the Participant’s acceptance of this RSU Agreement, the Participant and the Company agree that this Award of RSUs is granted under and governed by the terms and conditions of this RSU Agreement and the Plan, and any ancillary documents, all of which are being delivered simultaneously with, and made a part of, this RSU Agreement. In addition, the Participant acknowledges and agrees that the Participant has reviewed the Plan and this RSU Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this RSU Agreement and fully understand all provisions of the Plan and this RSU Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this RSU Agreement. The Participant further agrees to promptly notify the Company in writing upon any change in the Participant’s residence address.